Exhibit 99.2

TexasOnline

(A Division of BearingPoint, Inc.)

Financial Statements

For The Year Ended

December 31, 2008

TexasOnline

(A Division of BearingPoint, Inc.)

Index

December 31, 2008

Page(s)

Report of Independent Auditors	1

Financial Statements

Balance Sheet	2

Statement of Income	3

Statement of Changes in Net Assets	4

Statement of Cash Flows	5

Notes to Financial Statements	6-13

Report of Independent Auditors

To the Board of Directors and Shareholders of NIC Inc.:

In our opinion, the accompanying balance sheet and the related statements of income, changes in net assets, and cash flows present fairly, in all material respects, the financial position of TexasOnline (the “Division”) at December 31, 2008, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.  These financial statements are the responsibility of the Division’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.  We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
March 16, 2010

TexasOnline

(A Division of BearingPoint, Inc.)

Balance Sheet

December 31, 2008

December 31, 2008
ASSETS
Current assets:
Cash	$1,185,401
Trade accounts receivable	1,919,574
Prepaid expenses & other current assets	926,825
Deferred income taxes	565,321
Total current assets	4,597,121
Capital assets, net	5,565,286
Services under development	7,075,760
Deferred contract costs, net	4,348,532
Total assets	$21,586,699

LIABILITIES AND NET ASSETS
Current liabilities:
Accounts payable	$3,089,796
Accrued expenses	3,388,671
Deferred revenue	1,485,028
Total current liabilities	7,963,495

Deferred income taxes	4,115,665
Other long-term liabilities	100,668
Total liabilities	12,179,828

Commitments and contingencies (Note 6)	—

Net assets	9,406,871
Total liabilities and net assets	$21,586,699

The accompanying notes are an integral part of these financial statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Statement of Income

For the Year Ended December 31, 2008

Year Ended
December 31, 2008

Portal revenues	$49,432,199

Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	30,373,711
General & administrative	7,278,294
Depreciation & amortization	4,428,348
Total operating expenses	42,080,353
Income before income taxes	7,351,846
Income tax provision	2,720,051
Net income	$4,631,795

The accompanying notes are an integral part of these financial statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Statement of Changes in Net Assets

For the Year Ended December 31, 2008

Balance, January 1, 2008	$6,720,831

Net income	4,631,795
Net transfers to BearingPoint	(1,945,755)

Balance, December 31, 2008	$9,406,871

The accompanying notes are an integral part of these financial statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Statement of Cash Flows

For the Year Ended December 31, 2008

Year Ended
December 31, 2008

Cash flows from operating activities:
Net income	$4,631,795

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation & amortization	4,428,348
Deferred income taxes	1,404,298
Changes in operating assets and liabilities
Decrease in trade accounts receivable	166,658
(Increase) in prepaid expenses & other current assets	(407,866)
(Increase) in deferred contract costs	(939,234)
Increase in accounts payable	2,192,405
(Decrease) in accrued expenses	(104,088)
(Decrease) in deferred revenue	(2,662,194)
Increase in other long-term liabilities	21,878
Net cash provided by operating activities	8,732,000
Cash flows from investing activities:
Purchases of capital assets	(6,523,983)
Net cash used in investing activities	(6,523,983)
Cash flows from financing activities:
Transfers to BearingPoint	(1,945,755)
Net cash used in financing activities	(1,945,755)
Net increase in cash	262,262
Cash, beginning of year	923,139
Cash, end of year	$1,185,401

The accompanying notes are an integral part of these financial statements.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

1.              The Division and basis of presentation

The Division

TexasOnline, a division of BearingPoint, Inc. (“BearingPoint”), was established to provide operational management for a contractual arrangement between BearingPoint and the state of Texas (the “State”) when BearingPoint was awarded a portal contract to develop, operate and maintain the official Web site for the State. The portal provides businesses and citizens with online services and secure access to electronic information for State agencies and local governments. The development and design of the State’s electronic framework has been the result of a collaborative effort between BearingPoint, the Department of Information Resources (“DIR”), the contracting agent for the State, and many agencies and organizations across all branches of Texas government and industry.

The contract between BearingPoint and DIR, referred to as the Texas Electronic Framework Agreement (the “Agreement”), was executed on May 5, 2000. In connection with the Agreement, BearingPoint entered into related service level agreements with various governmental agencies and entities in the State. Through its TexasOnline division, BearingPoint was responsible for managing and marketing the government portal as well as funding up front investment and ongoing operational costs. The Agreement includes limitations and provisions for the rates BearingPoint can charge and the amount of remuneration to DIR and each government agency.  The Agreement also recognizes that not all governments are able to charge fees for applications. Furthermore, there is flexibility in the Agreement for providing applications that serve the public good or are traditionally offered for free on the portal. Through its TexasOnline division, BearingPoint worked with governments to assess the business case for each individual application and to determine the appropriate funding mechanism. DIR approves all services provided through the portal.

The First Renewal Agreement and Second Renewal Agreement were executed on February 9, 2002 and September 1, 2005, respectively. These renewal agreements extended the Agreement to clarify certain provisions of the Agreement and to modify certain terms of the Agreement. The Second Renewal Agreement defined existing projects as of September 1, 2005 as TOL Existing and excluded eFiling as a separate project.  In addition, the Second Renewal Agreement extended the term of the Agreement through December 31, 2009.  Vital Statistics and Motor Vehicle Inspections were new agreements signed September 30, 2005 and June 30, 2006, respectively.  DIR and BearingPoint entered into the Master Work Order Agreement effective January 1, 2008, which consolidated eFiling, Vital Statistics, Motor Vehicle Inspections and any new projects.  In addition, the Master Work Order Agreement extended the Agreement through August 31, 2012 for Master Work Order projects only.  On May 29, 2009, Texas NICUSA, LLC, an indirect wholly-owned subsidiary of NIC Inc., purchased the TexasOnline project and related agreements from BearingPoint.  Refer to Note 7.

Basis of presentation

The accompanying financial statements present the financial position, results of operations, and cash flows of TexasOnline (the “Division”) and exclude all other affiliate entities or divisions of BearingPoint.  The Division is not a legal entity.

Division net assets represent the Division’s accumulated earnings since inception, net of the Division’s receivable from affiliate. Transfers (to) from affiliates, as reported in the statement of changes in net assets, represent the net change in the receivable from affiliates during the reporting period.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

2.              Summary of significant accounting policies

Trade accounts receivable

Accounts receivable are charges for services.  Due to the high credit worthiness of the Division’s customers, the Division considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts has been recorded.  The Division has not experienced any significant credit losses for the period reported.

Capital assets

Capital assets are carried at cost less accumulated depreciation.  Depreciation is computed using the straight-line method over the lesser of (1) the remaining economic life of the contract or (2) the estimated useful lives of five years for hardware, third party software and internal use computer software.  When assets are retired or otherwise disposed of, the cost and the related accumulated depreciation are removed from the accounts, and any resulting gain or loss is included in results of operations for the period.  The cost of maintenance and repairs is charged to expense as incurred.  Significant renewals and betterments are capitalized.  Furniture and equipment utilized by the Division were acquired directly by BearingPoint.  Costs associated with such use by the Division are included in the general and administrative expense allocation, as discussed further below.

The Division accounts for the costs associated with the development of internal use computer software in accordance with the provisions of AICPA SOP No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.  Accordingly, the costs incurred during the preliminary stage of the development of an application, such as the conceptualization and the evaluation of the project, are expensed as incurred, and the costs incurred during the development stage of the application, such as coding, testing and debugging, are capitalized.  Costs incurred in the post-implementation and operation phases of the application, such as training and maintenance, are also expensed as incurred.

The Division assesses the carrying value of capital assets at each balance sheet date, or whenever events or changes in circumstances indicate that the carrying value or usability of such assets may no longer be appropriate.  The assets are reviewed in total, since the uses of certain assets are provided free of charge for the benefit of the State and its constituents.  The Division assesses the recoverability of the carrying value of capital assets by estimating the expected future net cash flows on an undiscounted basis.  If the sum of the expected future cash flows on an undiscounted basis were to be less than the carrying value of the capital assets, an impairment loss would be recognized for the amount by which the carrying value of the capital assets exceeds its estimated fair value. There is considerable management judgment necessary to determine future cash flows, and accordingly, actual results could vary significantly from such estimates.  The Division did not record any impairment losses on capital assets during 2008.  Refer to Note 4.

Services under development

Costs incurred to purchase hardware, third-party software and capitalized costs associated with the development of internal use computer software are included in services under development until the application is placed in service.  Once an application is placed in service, such costs are transferred to capital assets and begin to be depreciated.  The Division assesses the carrying value of services under development at each balance sheet date, or whenever events or changes in circumstances indicate that the carrying value or usability of such assets may no longer be appropriate.  The Division did not record any impairment losses on services under development during 2008.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

Deferred contract costs

Deferred contract costs include certain implementation costs incurred to get an online application ready for its intended use prior to the application being placed in service.  Deferred contract costs also include net capital assets where title has been transferred to DIR but where the assets are still in use and maintained by the Division to support its contractual obligation to provide operational management for the State’s electronic portal.  Amortization is computed using the straight-line method over the lesser of (1) the remaining economic life of the contract or (2) the estimated useful life of five years.  Accumulated amortization associated with deferred contract costs at December 31, 2008 totaled $2,488,846.  For the year ended December 31, 2008, amortization expense associated with deferred contract costs was $1,568,474.

Revenue recognition

The Division recognizes revenue from providing outsourced government portal services (primarily transaction-based fees) net of the transaction fees due to the government when the services are provided.  Transaction fees are typically priced at a fixed-dollar, per-transaction amount.  A limited number of transaction fees are based on a percentage of the total transaction.

On achieving break-even, net revenue as defined in the First Renewal Agreement shall be split 50 percent to DIR and 50 percent to BearingPoint. As of April 2006, BearingPoint reached break-even for TOL Existing. The State’s total revenue share was $14,566,946 for the year ended December 31, 2008.  The Division recognizes revenue net of the State’s total revenue share.

Upon BearingPoint achieving break-even, the title and interest to capital assets of TOL Existing projects, consisting of hardware, third party software and internal use computer software, transferred to DIR. All maintenance agreements and the right to operate all capital assets remain with BearingPoint until the termination of the Agreement. Also, until termination of the Agreement, BearingPoint may retain physical possession of the capital assets of existing projects unless DIR directs BearingPoint to transfer to DIR physical possession of such capital assets. If DIR takes physical possession prior to the end of the Agreement, BearingPoint shall no longer have any obligation under the service level agreements with respect to the transferred assets for upkeep of the assets, but shall be entitled to payment in accordance with the Agreement.  At December 31, 2008, net capital assets of $1,283,960 related to TOL Existing projects were included in deferred contract costs.

Deferred revenue

To the extent that the Division has billed customers for the obligation to perform future services, such obligations are recorded as deferred revenue until such services have been performed.  Deferred revenue consists of deferrals of the State’s total revenue share and deferrals for maintenance agreements and other services and is recognized ratably over the term of the related service period.

Cost of portal revenues

Cost of portal revenues includes direct costs associated with operating the State’s portal on an outsourced basis including employee compensation (including allocations for employee benefits), telecommunications, data processing, merchant fees required to process credit card and automated clearinghouse transactions, maintenance and other costs associated with the provision of dedicated client service.  BearingPoint allocated charges for employee benefits to cover such costs as employer-paid health insurance, stock based compensation for certain management-level employees, and social security and Medicare contributions, which were incurred at a corporate level within BearingPoint.  Such allocations were based on a direct attribution of payroll costs.  For the year ended December 31, 2008, the Division recognized approximately $3,822,000 in expense related to allocated employee

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

benefits, which is included in cost of portal revenues in the statement of income.  Management believes that the assumptions and estimates used to allocate employee benefit costs to the Division were reasonable.

General and administrative expenses

The Division received certain general and administrative services from BearingPoint and its affiliates.  Such services were performed on a centralized basis and included executive and operations management, technical consultation, human resource management, information technology, security and legal, accounting support, payroll processing, office rent and similar costs.  BearingPoint allocated general and administrative expenses on a proportional basis in relation to the overall project based on certain direct contracts costs, professional compensation and other costs of service.  For the year ended December 31, 2008, the Division recognized approximately $7,278,000 in expense related to these services, which is included in general and administrative expenses in the statement of income.  Management believes that the assumptions and estimates used to allocate general and administrative expenses to the Division were reasonable.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted laws and statutory tax rates applicable to the periods in which differences are expected to affect taxable income.  The provision for income taxes has been allocated to the Division under the separate return method; however, the Division is not a separate legal entity.

The Division accounts for uncertain tax positions in accordance with FASB Interpretation No. (“FIN”) 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.  Accordingly, the Division does not recognize a tax benefit for uncertain tax positions unless management’s assessment concludes that it is “more likely than not” that the position is sustainable, based on its technical merits.  If the recognition threshold is met, the Division recognizes a tax benefit based upon the largest amount of the tax benefit that is greater than 50 percent likely to be realized.  The Division recognizes interest and penalties, if any, related to unrecognized tax benefits in income tax expense in the statement of income.  Refer to Note 5.

Indemnification

Interpretation No. 45 of the Financial Accounting Standards Board, Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others, sets forth the disclosure requirements for most guarantees and clarifies that companies recognize an initial liability for the fair value of the obligations assumed.  Under BearingPoint’s contract with the State, BearingPoint agreed to fully indemnify the State against third party claims that the Division’s services infringe upon the intellectual property rights of others and against claims arising from the Division’s performance or the performance of the Division’s subcontractors under the contract.  The Division has not experienced such claims.  Accordingly, at December 31, 2008, the Division had not accrued any liability on the aforementioned indemnification obligations.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

Recent accounting pronouncements

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements,” (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS No. 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarchy used to classify the source of the information.  Except for the portion of SFAS No. 157 that addresses nonfinancial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis, which was deferred for one additional year, the Division adopted this standard effective January 1, 2008.  The partial adoption of SFAS No. 157 did not have a significant impact on the Division’s financial statements. The Division adopted the requirements of SFAS No. 157 that address nonfinancial assets and liabilities effective January 1, 2009.  The adoption of SFAS No. 157 did not have a significant impact on the Division’s financial statements.

3.              Concentration of credit risk and significant customers

Financial instruments that potentially subject the Division to significant concentrations of credit risk consist primarily of cash and accounts receivable.  During November 2008, the Federal Deposit Insurance Corporation adopted the Temporary Liquidity Guarantee Program to strengthen investor confidence and encourage liquidity in the banking system by providing full coverage on non-interest bearing deposit transaction accounts, regardless of dollar amount, for participating banks through December 31, 2009. At December 31, 2008, the Division’s cash was held entirely in domestic non-interest bearing commercial checking accounts.  The Division performs ongoing credit evaluations of its customers and generally requires no collateral to secure accounts receivable.  Due to the high credit worthiness of the Division’s customers, the Division considers accounts receivable to be fully collectible.  Accordingly, no allowance for doubtful accounts has been recorded.  The Division did not experience any significant credit losses for the period reported.

The highest volume, most commercially valuable service the Division offers is access to motor vehicle records (referred to as DMV) through the portal.  This service accounted for approximately 36% of the Division’s revenue in 2008.  In addition, the Division provides services to the Department of Public Safety and safety inspection stations across the State to access safety inspection data for each vehicle inspected (referred to as Motor Vehicle Inspections, or MVI) through the portal.  This service accounted for approximately 32% of the Division’s revenue in 2008.

State agencies and local governments accounted for all of the Division’s revenue for 2008 and all of the Division’s accounts receivable balance at December 31, 2008.  The Department of Public Safety accounted for approximately 43% of total revenues in 2008, and represented approximately 2% of its accounts receivable at December 31, 2008, while the Department of State Health Services accounted for approximately 8% of total revenues in 2008, and represented approximately 54% of its accounts receivable at December 31, 2008.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

4.              Capital assets, net

Capital assets consisted of the following:

December 31, 2008

Internal use computer software development costs	$26,383,989
Purchased hardware and software	7,481,263
33,865,252
Less accumulated depreciation	(28,299,966)
$5,565,286

For the year ended December 31, 2008, depreciation expense associated with internal use computer software and purchased hardware and software was $1,975,851 and $884,023, respectively.

5.              Income taxes

The provision for income taxes consisted of the following:

Year Ended
December 31, 2008
Current income taxes:
Federal	$1,152,614
State	163,139
Total	1,315,753
Deferred income taxes:
Federal	1,230,181
State	174,117
Total	1,404,298
Total income tax provision	$2,720,051

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

Significant components of the Division’s deferred tax assets and liabilities were as follows:

December 31, 2008
Deferred tax assets:
Deferred revenue	$565,321
Total	565,321

Deferred tax liabilities:
Capitalized internal use computer software development costs	2,949,044
Deferred contract costs	1,166,621
Total	4,115,665
Net deferred tax liability	$3,550,344

The following table reconciles the effective income tax rate indicated by the statement of income and the statutory federal income tax rate:

Year Ended
December 31, 2008
Effective federal and state income tax	37.0%
State income taxes	(3.0)
Uncertain tax positions	(0.3)
Other	1.3
Statutory federal income tax rate	35.0%

As of January 1, 2008, the Division’s unrecognized tax benefits were $78,790, all of which would affect the Division’s effective tax rate if recognized. This amount increased by $21,878 during 2008, as the Division considered additional information relating to its uncertain tax positions.  It is expected that the amount of unrecognized tax benefits will change in the next 12 months.  However, the Division does not expect the change to have a significant impact on its results of operations or financial condition.  A reconciliation of the beginning and ending amount of the consolidated liability for unrecognized income tax benefits (included in other long-term liabilities in the balance sheet) for the year ended December 31, 2008 is as follows:

Year Ended
December 31, 2008
Balance at January 1	$78,790
Additions for tax positions of prior years	21,878
Reductions for tax positions of prior years	—
Settlements	—
Expiration of the statute of limitations	—
Balance at December 31	$100,668

The Division recognizes accrued interest and penalties associated with uncertain tax positions as part of income tax expense in the statement of income. At December 31, 2008, accrued interest and penalty amounts were not material.

TexasOnline

(A Division of BearingPoint, Inc.)

Notes to Financial Statements

December 31, 2008

State income tax returns are generally subject to examination for a period of three to five years after filing of the respective return.

6.              Commitments and contingencies

The Division leased certain equipment under a noncancellable operating lease.  At December 31, 2008, future minimum lease payments under the noncancellable operating lease totaled approximately $1,255,000.  The operating lease expired on June 30, 2009.

Rent expense for the operating lease for the year ended December 31, 2008 was approximately $2,509,000.

BearingPoint maintained an office lease for the office space utilized by the Division.  Rent expense associated with the office lease is a component of the general and administrative expense allocation charged to the Division.  Refer to Note 2.

7.              Subsequent events

On February 18, 2009, BearingPoint filed for relief under Chapter 11 of the U.S. Bankruptcy Code.  BearingPoint subsequently entered into a definitive Asset Purchase Agreement dated March 23, 2009 (“Asset Purchase Agreement”) to sell its North American Public Services Unit to Deloitte LLP (“Deloitte”).  Pursuant to the terms of the Asset Purchase Agreement, Deloitte designated NIC Inc., through its indirect wholly-owned subsidiary Texas NICUSA, LLC, as the acquirer of certain designated contracts and assets.  The acquisition, which included the Agreement, the related service level agreements and the Master Work Order Agreement (collectively, the “Acquired Texas Contracts”), was completed on May 29, 2009.  The Acquired Texas Contracts expired on December 31, 2009, except that certain Master Work Order projects expire on August 31, 2012 and other Master Work Order projects expire on August 31, 2014.

On July 31, 2009, Texas NICUSA, LLC entered into a new seven-year contract with the State to manage the State’s official website (the “New Texas Contract”). The New Texas Contract commenced on January 1, 2010 and runs through August 31, 2016.  Texas NICUSA, LLC did not begin earning revenues under the New Texas Contract until 2010.  The New Texas Contract has terms substantially different than the Acquired Texas Contracts.